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                          D. DALE WOOD
                    STOCK OPTION AGREEMENT


      This Stock Option Agreement dated as of October 5, 1995  is entered
into   by  and  between  Weatherford  Enterra,  Inc.,  a Delaware corporation  ("Weatherford"), and  D.  Dale  Wood  (the "Optionee").

                          WITNESSETH:

      WHEREAS, the Optionee is currently a consultant to Weatherford in accordance with the terms of the Consulting Agreement of even date herewith (the "Consulting Agreement"); and

      WHEREAS, as part of the Optionee's compensation under the Consulting Agreement, Weatherford has agreed to grant him an option to purchase up to 84,500 shares of common stock, $.10 par value, of Weatherford ("Common Stock");

      NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

      1. GRANT OF OPTION. Subject to the terms and conditions hereinafter set forth, Weatherford hereby grants to the Optionee the right and option (the "Option") to purchase up to 84,500 shares (after giving effect to the one-for-two reverse stock split effected on even date herewith) of Common Stock (the "Shares"). Such number of Shares shall be subject to adjustment as hereinafter provided. The Option does not constitute an "incentive stock option" within the meaning of the Internal Revenue Code of 1986, as amended.

      2. OPTION PRICE. The option price of the Shares shall be $25.75 per Share. Such price shall be subject to adjustment as hereinafter provided.

      3. EXERCISE OF OPTION. The period during which the Option is in effect shall be referred to as the "Option Period", which shall begin on October 5, 1995 (the "Grant Date"). The Option Period shall terminate at midnight on October 4, 2005 (the "Expiration Date"). No exercise of the Option may be made prior to one year after the Grant Date.

      Subject to the provisions of the preceding paragraph and Section 10 of this Agreement, the Option shall be exercisable as follows:

      On or after
      October 5, 1996   20% of the Shares can be purchased
                        by the Optionee.

      On or after
      October 5, 1997   20% of the Shares can be purchased
                        by the Optionee, plus any Shares
                        that could have been purchased
                        previously but were not.

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      On or after
      October 5, 1998   20% of the Shares can be purchased
                        by the Optionee, plus any Shares
                        that could have been purchased
                        previously but were not.

      On or after
      October 5, 1999   20% of the Shares can be purchased
                        by the Optionee, plus any Shares
                        that could have been purchased
                        previously but were not.

     On or after
     October 5, 2000   All Shares not previously purchased
                       can be purchased by the Optionee.

      If the Optionee wishes to exercise the Option, the Optionee will deliver a written, signed notice to the Corporate Secretary of Weatherford setting forth the number of Shares with respect to which the Option is being exercised and the address to which the certificates representing such Shares should be mailed. To be effective, such written notice shall be accompanied, at the time of its delivery to the Corporate Secretary, by payment of the option price of such Shares, which payment shall be made by check, payable to the order of Weatherford in an amount, in United States dollars, equal to the option price of such Shares. Alternatively, subject to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, payment of the option price may be made by the Optionee's delivering to the Corporate Secretary such written, signed exercise notice together with irrevocable instructions to a broker to promptly deliver to Weatherford an amount equal to the option price of such Shares, such amount being either from loan proceeds or from the sale of the Shares to be issued to the Optionee.

      If, in the opinion of counsel for Weatherford, any law or regulation requires Weatherford to take such action with respect to the Shares specified in such notice, then the date of the delivery of such Shares and payment therefor shall be extended for the period necessary to take such action.

      4. LIMITATION OF RIGHTS OF THE OPTIONEE. The Optionee shall have no rights with respect to any Shares not expressly conferred by this Agreement.

      5. NO ASSIGNMENT. This Agreement and the Option granted hereunder are of a personal nature and the Optionee's rights with respect thereto may not be sold, mortgaged, pledged, assigned, hypothecated, transferred, conveyed or disposed of in any manner by the Optionee, and shall not be exercisable by any person, other than the Optionee, except as expressly permitted hereby. Any such attempted sale, mortgage, pledge, assignment, hypothecation, transfer, conveyance, disposition or exercise shall be void and Weatherford shall not be bound thereby.

       Notwithstanding the above and subject to the provisions of Section 10 of this Agreement, the Option granted hereunder may be transferred by will or the laws of descent and distribution.
In addition, the Optionee may transfer the Option granted hereunder to his children,

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grandchildren or spouse or to one or more trusts for the
benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Optionee receives no consideration for a Family Transfer and that the option documents relating to the Family Transfer provide for the same terms and conditions that are applicable to the Option.

      6. SUCCESSORS. This Agreement shall be binding upon any successors of Weatherford and the heirs, successors and legal representatives of the Optionee.

      7.  RESTRICTIONS ON TRANSFER; COMPLIANCE WITH  THE
SECURITIES ACT.

      A. Weatherford shall use reasonable efforts to register for sale under the Securities Act of 1933 (the "Securities Act") the Shares represented by this Option. Weatherford shall not be obligated to issue any shares of Common Stock pursuant to this Option at any time when the Shares have not been registered under the Securities Act, notwithstanding Weatherford's efforts to do so, and such other state and federal laws, rules or regulations as Weatherford deems applicable and, in the opinion of legal counsel for Weatherford, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such Shares. If the Shares are not registered for sale under the Securities Act, Weatherford shall use reasonable efforts to cause the issuance of any Shares pursuant to this Option to qualify for an exemption from such laws, rules or regulations, if any exemption is available. If such an exemption is available, the Optionee (or the person permitted to exercise this Option under Section 5 or 10 of this Agreement), if requested by Weatherford to do so, will execute and deliver to Weatherford in writing an agreement containing such provisions as Weatherford may require to assure compliance with such exemption and such laws, rules or regulations.

      B. The Shares shall not be transferable except upon the conditions specified in this Section 7, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the transfer of the Shares.

      C. If the Shares are not registered for sale under the Securities Act, the Optionee by acceptance hereof agrees that prior to the transfer or attempted transfer of the Shares, he, or his successor in interest, will give written notice to Weatherford of his intention to effect such transfer. Each such notice shall (i) describe the manner and circumstances of the proposed transfer in sufficient detail, (ii) contain an undertaking by the person giving such notice to furnish such other information as may be required to enable counsel to render the opinions referred to below and (iii) designate the counsel for the person giving such notice. The person giving such notice shall submit a copy thereof to the counsel designated in such notice and Weatherford shall submit a copy thereof to its counsel.

        (1) If in the opinion of each such counsel the proposed transfer of the Shares may be effected without registration under the Securities Act of the Shares, Weatherford shall, as promptly as practicable, so notify the Optionee, and he shall thereupon be entitled to transfer the Shares in accordance with the terms of the notice delivered by such holder to Weatherford.

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        (2)  If in the opinion of either of such counsel
   the proposed transfer of the Shares may not be effected without registration under the Securities Act of the Shares, Weatherford shall, as promptly as practicable, so notify the Optionee, and Weatherford shall not be obligated to effect such transfer of the Shares.

      D. If the Shares are not registered for sale under the Securities Act, each certificate for Shares issued upon exercise of this Option shall bear a legend to the effect that the Shares may not be transferred except upon compliance with the provisions of this Section 7, and each certificate for Shares transferred pursuant to Subsection C(1) of this Section 7 shall also bear such a legend unless, in the opinion of counsel for Weatherford, a legend is not required. The legend shall read in the form substantially as follows:

        "The shares of stock represented by this certificate shall have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by Weatherford Enterra, Inc. of an opinion of counsel satisfactory to Weatherford, in form and substance satisfactory to Weatherford, that registration is not required for such sale or transfer."

      E. The Optionee hereby covenants and agrees with Weatherford as follows:

        (1) The Optionee acknowledges that the Shares must be held by him indefinitely unless the Shares are registered for sale by him under the Securities Act or an exemption from such registration is available. He understands that any sale of the Shares made in reliance upon Rule 144 under the Securities Act may be made only in limited amounts after the expiration of two years from the date of receipt of the Shares and otherwise in accordance with the terms and conditions of such Rule.

        (2) Weatherford may instruct its transfer agent not to transfer any of the Shares unless such agent has been advised by Weatherford or otherwise has been satisfied that the Optionee has complied with the provisions described above.

   8.  CHANGES IN WEATHERFORD'S CAPITAL STRUCTURE.  This
Option shall not affect in any way the right or power of Weatherford or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Weatherford's capital structure or its business, or any merger or consolidation of Weatherford, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Weatherford, or any sale, transfer, lease, exchange or other disposition of all or any part of its assets or business, or any corporate act or proceeding, whether of a similar character or otherwise.

      If Weatherford shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on the Common Stock outstanding, without receiving compensation therefor in money, services or property, or if Weatherford recapitalizes or otherwise changes its capital structure, then

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      (A)  The number, class and per share price of the
   Shares shall be appropriately adjusted in such a manner as to entitle the Optionee to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised this Option in full immediately prior to the event requiring the adjustment; and

      (B) The number and class of shares then reserved for issuance pursuant to this Option shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment.

   9. OTHER ISSUANCES. Except as hereinbefore expressly provided, the issue by Weatherford of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Weatherford convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Option.

   10. LIMITATIONS ON EXERCISABILITY; DEATH OF OPTIONEE. In the event of the termination of the Consulting Agreement pursuant to subsection (i), (iii) or (iv) of Section 2(b) thereof before October 5, 2000, this Option shall thereafter be exercisable only with respect to such number of Shares that could be purchased by the Optionee immediately prior to such termination. After the death of the Optionee, his executors, administrators or any other person or persons to whom this Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the Expiration Date, to exercise this Option, in whole or in part, in accordance with the terms hereof.

   11. NOTICES. Every notice or other communication relating to this Option shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communication by the Optionee to Weatherford shall be addressed to the Corporate Secretary of Weatherford and mailed or delivered to Weatherford at its office at the following address:

          Weatherford Enterra, Inc.
          1360 Post Oak Boulevard
          Suite 1000
          Houston, Texas 77056-3098

All notices or communications by Weatherford to the Optionee may be given to the Optionee personally or may be mailed to him at the following address:

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          D. Dale Wood
          6846 Oakwood Trace Ct.
          Houston, Texas 77040

   12. AMENDMENT. This Agreement may be amended, modified, superseded or canceled only by a written instrument executed by both parties hereto.

   13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS
WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PROVISIONS.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                    WEATHERFORD ENTERRA, INC.



                     By:     /s/ Philip Burguieres
                             ----------------------------
                     Name:   Philip Burguieres
                     Title:  Chairman, President and
                             Chief Executive Officer



                     Optionee



                     /s/ D. Dale Wood
                     ------------------------------------
                     D. DALE WOOD

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